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EXHIBIT 5.1

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June 6, 2003

Univision Communications Inc.
1999 Avenue of the Stars, Suite 3050
Los Angeles, California 90067

  Re:    Registration Statement on Form S-3 Filed June 6, 2003

Ladies and Gentlemen:

        We have acted as special counsel to Univision Communications Inc., a Delaware corporation ("Univision"), the Guarantors (as defined in the Registration Statement (defined below)), Univision Capital Trust I, Univision Capital Trust II and Univision Capital Trust III, each a statutory business trust formed under the laws of the State of Delaware (each, a "Trust," and collectively, the "Trusts," and with Univision and the Guarantors, the "Companies"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by the Companies on June 6, 2003 under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of the following securities of the Companies with an aggregate initial public offering price of up to $1,000,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies: (i) shares of Univision's common stock, par value $0.01 per share (the "Common Stock"), (ii) shares of Univision's preferred stock, par value $0.01 per share (the "Preferred Stock"), in one or more series, interests in which may be represented by depositary shares of Univision (the "Depositary Shares"), (iii) unsubordinated, senior subordinated, subordinated or junior subordinated debt securities, in one or more series (the "Debt Securities") and related guarantees of the Debt Securities (the "Guarantees"), (iv) warrants to purchase Securities (as hereinafter defined) (the "Warrants"), (v) trust preferred securities of one or more of the Trusts (the "Trust Preferred Securities"), and the guarantees by Univision relating to the Trust Preferred Securities (the "Trust Guarantees"), (vi) purchase contracts obligating holders to purchase Securities at a future date or dates (the "Purchase Contracts"), and (vii) purchase units comprised of one or more Securities in any combination (the "Units," and with the Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Guarantees, the Warrants, the Trust Preferred Securities, the Trust Guarantees, and the Purchase Contracts, the "Securities").

        The Depositary Shares will be issued under a deposit agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (a "Deposit Agreement"). The Debt Securities will be issued under a debt securities indenture, in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (an "Indenture"), to be entered into between Univision and one or more trustees chosen by Univision and qualified to act as such under the Trust Indenture Act of 1939, as amended. Each Guarantee will be issued as provided in the Indenture. The Warrants will be issued under a warrant agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (a "Warrant Agreement"). Each Trust Guarantee will be issued pursuant to a guarantee agreement, in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (the "Guarantee Agreement"), to be entered into between Univision and the trustee to be named therein. The Purchase Contracts will be issued under a purchase contract agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (a "Purchase Contract Agreement"). The Units will be issued under a unit agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (a "Unit Agreement").

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

        In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate, including the following:

            (i)  the Registration Statement;

           (ii)  the Restated Certificate of Incorporation of Univision, as amended and presently in effect (the "Certificate of Incorporation"); and

          (iii)  the Amended and Restated Bylaws of Univision, as amended and presently in effect (collectively, the "Bylaws").

        We have obtained and relied upon those certificates of public officials as we considered appropriate.

        We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. To the extent that Univision's obligations will depend on the enforceability of a document against other parties to such document, we have assumed that such document is enforceable against such other parties.

        On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

          1.     With respect to the shares of Common Stock (the "Offered Common Stock"), when (i) the Board of Directors of Univision (the "Board"), including any appropriate committee appointed thereby, and officers of Univision have taken all necessary corporate action to authorize the issuance and sale of the Offered Common Stock; (ii) either (a) certificates representing the shares of the Offered Common Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and delivered to the purchasers thereof or (b) the book entry of the Offered Common Stock by the transfer agent for the Common Stock in the name of The Depository Trust Company or its nominee; and (iii) Univision receives consideration per share of the Offered Common Stock in such an amount (not less than the par value per share) as may be determined by the Board in the form of cash, services rendered, personal property, real property, leases of real property, or a combination thereof, the Offered Common Stock (including any Offered Common Stock duly issued upon conversion, exchange or exercise of any other Securities) will be validly issued, fully paid and nonassessable.

          2.     With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) the Board, including any appropriate committee appointed thereby, and officers of Univision have taken all necessary corporate action to authorize the issuance and sale of the Offered Preferred Stock, including the adoption of a Certificate of Designation for such Preferred Stock in the form required by applicable law; (ii) such Certificate of Designation has been duly filed with the Secretary of State of the State of Delaware; (iii) either (a) certificates representing the shares of the Offered Preferred Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Preferred Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof or (b) the book entry of the Offered Preferred Stock by the transfer agent for Univision's Preferred Stock in the name of The Depository Trust Company or its nominee; and (iv) Univision receives consideration per share of the Offered Preferred Stock in such amount (not less than the par value per share) as may be determined by the Board in the form of cash, services rendered, personal property, real property, leases of real property, or a combination thereof, the Offered Preferred Stock (including any Offered Preferred

  Stock duly issued upon conversion, exchange or exercise of any other Securities) will be validly issued, fully paid and nonassessable.

          3.     With respect to any offering of any series of Depositary Shares (the "Offered Depositary Shares"), when (i) the Board, including any appropriate committee appointed thereby, and officers of Univision have taken all necessary corporate action to fix and determine the terms of the Offered Depositary Shares, and the Preferred Stock that is represented thereby; including the adoption of a Certificate of Designation for such Preferred Stock in the form required by applicable law; (ii) such Certificate of Designation has been duly filed with the Secretary of State of the State of Delaware; (iii) the terms of the Offered Depositary Shares, and the Preferred Stock that is represented thereby, and of their issuance and sale have been duly established in conformity with the applicable Deposit Agreement; (iv) the applicable Deposit Agreement has been duly executed and delivered; (v) the Preferred Stock that is represented by the Offered Depositary Shares has been duly executed and authenticated in accordance with the terms of the applicable Deposit Agreement and duly delivered to the Depositary thereof; (vi) Univision receives the agreed-upon consideration therefor; and (vii) the receipts evidencing the Offered Depositary Shares (the "Receipts") are duly issued against the deposit of the Preferred Stock in accordance with the Deposit Agreement, the Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

          4.     With respect to any offering of any series of Debt Securities offered under an Indenture (the "Offered Debt Securities"), when (i) the Board, including any appropriate committee appointed thereby, and officers of Univision have taken all necessary corporate action to fix and determine the terms of the Offered Debt Securities; (ii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture; (iii) the Indenture has been duly executed and delivered; (iv) either (a) the Offered Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and duly delivered to the purchasers thereof or (b) the book entry of the Offered Debt Securities by the trustee in the name of The Depository Trust Company or its nominee; and (v) Univision receives the agreed-upon consideration therefor, the Offered Debt Securities (including any Offered Debt Securities duly issued upon conversion, exchange or exercise of any other Securities) will constitute valid and binding obligations of Univision enforceable against Univision in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

          5.     With respect to any offering of any Guarantees related to the Debt Securities (the "Offered Guarantees"), when (i) the Board, managing partner or other governing body or entity of the applicable Guarantor, including any appropriate committee appointed thereby, and officers of the applicable Guarantor have taken all necessary corporate action to fix and determine the terms of the Offered Guarantees; (ii) the terms of the Offered Guarantees and of their issuance and sale have been duly established in conformity with the Indenture; (iii) the Indenture has been duly executed and delivered; (iv) either (a) the Offered Guarantees have been duly executed and authenticated in accordance with the terms of the applicable guarantee set forth in the Indenture and duly delivered to the purchasers thereof or (b) the book entry of the Offered Guarantees by the trustee in the name of The Depository Trust Company or its nominee; and (v) the applicable Guarantor receives the agreed-upon consideration therefor, the Offered Guarantees will constitute valid and binding obligations of the applicable Guarantor enforceable against the applicable Guarantor in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

          6.     With respect to any offering of any series of Warrants (the "Offered Warrants"), when (i) the Board, including any appropriate committee appointed thereby, and officers of Univision have taken all necessary corporate action to fix and determine the terms of the Offered Warrants, and the Securities issuable upon exercise thereof; (ii) the terms of the Offered Warrants, and the Securities issuable upon exercise thereof, and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement; (iii) the applicable Warrant Agreement has been duly executed and delivered; (iv) either (a) the Offered Warrants have been duly executed and authenticated in accordance with the terms of the applicable Warrant Agreement and duly delivered to the purchasers thereof or (b) the book entry of the Offered Warrants by the transfer agent for the Warrants in the name of The Depository Trust Company or its nominee; and (v) Univision receives the agreed-upon consideration therefor, the Offered Warrants will constitute valid and binding obligations of Univision enforceable against Univision in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

          7.     With respect to any offering of any Trust Guarantees related to the Trust Preferred Securities (the "Offered Trust Guarantees"), when (i) the Board, including any appropriate committee appointed thereby, and officers of Univision have taken all necessary corporate action to fix and determine the terms of the Offered Trust Guarantees; (ii) the terms of the Offered Trust Guarantees and of their issuance and sale have been duly established in conformity with the Guarantee Agreement; (iii) the Guarantee Agreement has been duly executed and delivered; (iv) either (a) the Offered Trust Guarantees have been duly executed and authenticated in accordance with the terms of the applicable Guarantee Agreement and duly delivered to the purchasers thereof or (b) the book entry of the Offered Trust Guarantees by the trustee in the name of The Depository Trust Company or its nominee; and (v) Univision receives the agreed-upon consideration therefor, the Offered Trust Guarantees will constitute valid and binding obligations of Univision enforceable against Univision in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

          8.     With respect to any offering of Purchase Contracts (the "Offered Purchase Contracts"), when (i) the Board, including any appropriate committee appointed thereby, and officers of Univision have taken all necessary corporate action to fix and determine the terms of the Offered Purchase Contracts; (ii) the terms of the Offered Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Purchase Contract Agreement; (iii) the applicable Purchase Contract Agreement has been duly executed and delivered; (iv) either (a) the Offered Purchase Contracts have been duly executed and authenticated in accordance with the terms of the applicable Purchase Contract Agreement and duly delivered to the purchasers thereof or (b) the book entry of the Offered Purchase Contracts by the transfer agent for the Purchase Contracts in the name of The Depository Trust Company or its nominee; and (v) Univision receives the agreed-upon consideration therefor, the Offered Purchase Contracts will constitute valid and binding obligations of Univision enforceable against Univision in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

          9.     With respect to any offering of any series of Units (the "Offered Units"), when (i) the Board, including any appropriate committee appointed thereby, and officers of Univision have taken all necessary corporate action to fix and determine the terms of the Offered Units, and the Securities constituting part thereof; (ii) the terms of the Offered Units, and the Securities constituting part thereof, and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement; (iii) the applicable Unit Agreement has been duly executed and delivered; (iv) either (a) the Offered Units have been duly executed and authenticated in accordance with the terms of the applicable Unit Agreement and duly delivered to the purchasers thereof or (b) the book entry of the Offered Units by the transfer agent for the Units in the name of The Depository Trust Company or its nominee; and (v) Univision receives the agreed-upon consideration therefor, the Offered Units will constitute valid and binding obligations of Univision enforceable against Univision in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

        The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Securities: (i) the terms of the issuance and sale of the Securities have been duly established in conformity with the Certificate of Incorporation, the Bylaws, and any other applicable agreement so as not to violate any applicable law, the Certificate of Incorporation, or the Bylaws (subject to the further assumption that the Certificate of Incorporation and the Bylaws have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein); (ii) the Registration Statement, as finally amended (including any necessary post-effective amendments) and any additional registration statement filed under Rule 462 will have been declared effective under the Securities Act, and such effectiveness shall not have been terminated or rescinded; (iii) an appropriate Prospectus Supplement will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Securities; (iv) the Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable Prospectus Supplement, and there will not have occurred any change in law affecting the validity of the opinions rendered herein; (v) if the Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Securities in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein has been duly authorized, executed and delivered by the applicable Company and the other parties thereto; and (vi) in the case of the Indenture, Deposit Agreement, Warrant Agreement, Purchase Contract Agreement, Unit Agreement, Certificate of Designation, or other agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein that would affect the validity of any of the opinions rendered herein.

        Notwithstanding the foregoing, the opinions expressed above with respect to the Offered Debt Securities shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to the Offered Debt Securities the payment or interest on which will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement.

Respectfully submitted,

/s/ O'Melveny & Myers LLP

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